CASTLE DENTAL CENTERS
               EXHIBIT 11.2 -- COMPUTATION OF EARNINGS PER SHARE
                                UNDER SAB NO. 55
                                 (IN THOUSANDS)

                                                           THREE
                                                          MONTHS
                                         YEAR ENDED        ENDED
                                        DECEMBER 31,     MARCH 31,
                                        ------------     ---------
                                            1996           1997
                                        ------------     ---------
PRIMARY:
Weighted average common shares
  outstanding........................        2,000          2,332
Weighted average shares issued for
  business acquisitions..............          160          --
Assumed conversion of preferred stock
  issued within one year of initial
  public offering....................          948            948
Assumed issuance of stock to fund
  distribution to owner..............          545            545
                                        ------------     ---------
Total primary shares.................        3,653          3,825
                                        ============     =========
Net income (loss)....................     $ (1,086)       $    12
                                        ============     =========
Net income (loss) per share..........     $  (0.30)       $ --
                                        ============     =========
FULLY DILUTED:
Weighted average common shares
  outstanding........................        2,000          2,332
Weighted average shares issued for
  business acquisitions..............          160          --
Assumed conversion of preferred stock
  issued within one year of initial
  public offering....................          948            948
Assumed issuance of stock to fund
  distribution to owner..............          545            545
                                        ------------     ---------
Total fully diluted shares...........        3,653          3,825
                                        ============     =========
Net income (loss)....................     $ (1,086)       $    12
                                        ============     =========
Net income (loss) per share..........     $  (0.30)       $ --
                                        ============     =========